UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

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FERRO CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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FERRO AND THE FRONTFOUR-QUINPARIO GROUP REACH AGREEMENT

CLEVELAND, Ohio and GREENWICH, Conn —May 8, 2013—Ferro Corporation (NYSE: FOE, the “Company”) and the FrontFour Capital Group and Quinpario Partners (the “FrontFour-Quinpario Group”) today announced that they have reached an agreement in connection with the Company’s 2013 Annual Meeting of Shareholders.

Under the terms of the agreement, two members of the FrontFour-Quinpario Group, Jeffry N. Quinn and David A. Lorber, will stand for election as Ferro nominees to the Board of Directors at Ferro’s 2013 Annual Meeting on May 15, 2013. A third member of the FrontFour-Quinpario Group, Nadim Z. Qureshi, will not stand for election. Ronald P. Vargo, a current member of the Ferro Board, will be the third candidate for election to the Board of Directors. Richard C. Brown and Gregory E. Hyland will not stand for reelection at the 2013 Annual Meeting. Accordingly, the Company’s slate of nominees shall consist of Mr. Quinn, Mr. Lorber and Mr. Vargo.

Sandra Austin will resign from the Board at the 2013 Annual Meeting, and Mr. Hyland will be appointed by the Board to the class of directors to serve through the 2014 Annual Meeting to fill the vacancy created by Ms. Austin’s resignation.

Under the terms of the agreement, the FrontFour-Quinpario Group has withdrawn its notice of nomination of all of its director candidates to the Ferro Board and has agreed to vote its shares in favor of each of the Ferro Board’s nominees at the 2013 Annual Meeting. In addition, the FrontFour-Quinpario Group has agreed to abide by certain “standstill” restrictions.

“We believe this agreement with the FrontFour-Quinpario Group is in the best interests of the Company and all Ferro shareholders,” said William B. Lawrence, Chairman of the Ferro Board of Directors. “We look forward to Jeff’s and David’s participation as Board members. We would also like to thank Sandra Austin and Rick Brown for their many contributions to Ferro. Looking ahead, the Board will remain focused on the continued execution of our strategic plan and driving shareholder value.”

Mr. Quinn, Chairman and Chief Executive Officer of Quinpario Partners, LLC, stated, “We are delighted to have reached an agreement with Ferro and we look forward to working together constructively with the Board and management team to help drive value for Ferro shareholders.”

The Ferro Board will also form a committee to evaluate strategies to enhance shareholder value (the “Strategy Committee”), including optimizing the Company’s capital structure, reviewing strategic proposals, reviewing Ferro’s mix of businesses, and improving operating performance. The Strategy Committee will be comprised of five members, consisting of three directors designated by the Company, as well as Messrs. Quinn and Lorber. In addition, upon election to the Board, Messrs. Quinn and Lorber will each be appointed as members of either the Governance & Nomination Committee or Compensation Committee.

As a result of the agreement with the FrontFour-Quinpario Group, any white or green proxy card which shareholders may have previously submitted will NOT be voted at the 2013 Annual Meeting. Shareholders who have not yet voted, or who have previously voted using a white or green proxy card, are asked to please vote on the YELLOW proxy card to be provided by the Company.

As previously announced, Ferro’s 2013 Annual Meeting of Shareholders will be held at 9:00 a.m. (Eastern Time) on May 15, 2013 at the Posnick Center of Innovative Technology, 7500 East Pleasant Valley Road, Independence, Ohio 44131.

We encourage shareholders to vote their YELLOW proxy card by telephone or by Internet to ensure that their shares are represented

at the May 15th Annual Meeting.

If you have questions about how to vote your shares on the YELLOW proxy card,

please contact the firm assisting us in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareholders Call Toll-Free: (888) 750-5834

Banks and Brokers Call Collect: (212) 750-5833

The complete agreement between Ferro and the FrontFour-Quinpario Group will be filed as an exhibit to a Current Report on a Form 8-K to be filed with the Securities and Exchange Commission (SEC).

Ferro’s definitive proxy materials are available on the SEC’s website at www.sec.gov.

About Ferro Corporation

Ferro Corporation (http://www.ferro.com) is a leading global supplier of technology-based performance materials and chemicals for manufacturers. Ferro products are sold into the building and construction, automotive, appliances, electronics, household furnishings, and industrial products markets. Headquartered in Mayfield Heights, Ohio, the Company has approximately 4,700 employees globally and reported 2012 sales of $1.8 billion.

Cautionary Note on Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of Federal securities laws. These statements are subject to a variety of uncertainties, unknown risks, and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following:

• demand in the industries into which Ferro sells its products may be unpredictable, cyclical, or heavily influenced by consumer spending;

• Ferro’s ability to successfully implement its value creation strategy;

• Ferro’s ability to successfully implement and/or administer its cost-saving initiatives, including its restructuring programs, and to produce the desired results, including projected savings;

• restrictive covenants in the Company’s credit facilities could affect its strategic initiatives and liquidity;

• Ferro’s ability to access capital markets, borrowings, or financial transactions;

• the effectiveness of the Company’s efforts to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques;

• the availability of reliable sources of energy and raw materials at a reasonable cost;

• currency conversion rates and economic, social, regulatory, and political conditions around the world;

• Ferro’s presence in certain geographic regions, including Latin America and Asia-Pacific, where it can be difficult to compete lawfully;

• increasingly aggressive domestic and foreign governmental regulations on hazardous materials and regulations affecting health, safety, and the environment;

• Ferro’s ability to successfully introduce new products or enter into new growth markets;

• sale of products into highly regulated industries;

• limited or no redundancy for certain of the Company’s manufacturing facilities and possible interruption of operations at those facilities;

• Ferro’s ability to complete future acquisitions or dispositions, or successfully integrate future acquisitions;

• competitive factors, including intense price competition;

• Ferro’s ability to protect its intellectual property or to successfully resolve claims of infringement brought against the Company;

• management of Ferro’s general and administrative expenses;

• Ferro’s multi-jurisdictional tax structure;

• the impact of the Company’s performance on its ability to utilize significant deferred tax assets;

• the effectiveness of strategies to increase Ferro’s return on capital;

• the impact of operating hazards and investments made in order to meet stringent environmental, health, and safety regulations;

• stringent labor and employment laws and relationships with the Company’s employees;

• the impact of requirements to fund employee benefit costs, especially post-retirement costs;

• implementation of new business processes and information systems;

• the impact of interruption, damage to, failure, or compromise of the Company’s information systems;

• exposure to lawsuits in the normal course of business;

• risks and uncertainties associated with intangible assets;

• Ferro’s borrowing costs could be affected adversely by interest rate increases;

• liens on the Company’s assets by its lenders affect its ability to dispose of property and businesses;

• Ferro may not pay dividends on its common stock in the foreseeable future; and

• other factors affecting the Company’s business that are beyond its control, including disasters, accidents, and governmental actions.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition, and results of operations.

This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information, or circumstances that arise after the date of this release. Additional information regarding these risks can be found in our Annual Report on Form 10-K for the period ended December 31, 2012.

CONTACT: Ferro Corporation

Investor Contact:

John Bingle, 216-875-5411

Treasurer and Director of Investor Relations

john.bingle@ferro.com

or

Media Contact:

Mary Abood, 216-875-5401

Director, Corporate Communications

mary.abood@ferro.com

CONTACT: The FrontFour Group

David Lorber

FrontFour Capital Group LLC

203-274-9050

Bruce Goldfarb/Pat McHugh/Chuck Garske

Okapi Partners

212-297-0720